Registration No. 33-48059


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               --------------------
                  Consolidated Edison Company of New York, Inc.
              (Exact name of Registrant as specified in its charter)

                    New York                              13-5009340
          (State of incorporation)           (I.R.S.Employer Identification No.)

                                 4 Irving Place
                            New York, New York 10003
                                 (212) 460-4600
            (Address,  including zip code,  and telephone  number,  including area code, of Registrant's principal executive offices)
                              --------------------

            JOAN S. FREILICH,          or            PETER A. IRWIN, ESQ.
      Senior Vice President and                   Associate General Counsel
          Chief Financial Officer

                                 4 Irving Place
                            New York, New York 10003
                                 (212) 460-4600
                 (Name, address, including zip code, and telephone number,
                        including area code, of agent for service)





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     Pursuant to  Registrant's  undertaking  in paragraph  (a)(3) of Item 17 of this Registration Statement  (No.  33-48059),  Registrant  hereby  amends this
Registration  Statement  to  remove  from   registration   450,000   shares  of
Registrant's Common Stock ($2.50 par value) that were registered pursuant to this Registration Statement but which remained unsold at the termination of the offering.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 31st day of December, 1997.

                                 CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                                  By: HYMAN SCHOENBLUM
                                      HYMAN SCHOENBLUM
                                      Acting Senior Vice President and
                                          Chief Financial Officer